Exhibit 99.6

SCRIPPS NETWORKS INTERACTIVE, INC. 9721 SHERRILL BLVD. KNOXVILLE, TN 37932

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Preliminary Form of Proxy

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E33720-Z71170-Z71168                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  SCRIPPS NETWORKS INTERACTIVE, INC.

The Board of Directors recommends you vote FOR Proposal 1.		For	Against	Abstain

1.	Adopt the Agreement and Plan of Merger, dated as of July 30, 2017, as may be amended, among Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps”), Discovery Communications, Inc., a Delaware corporation (“Discovery”) and Skylight Merger Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Discovery (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Scripps, with Scripps surviving as a wholly owned subsidiary of Discovery (the “merger”).	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2.		For	Against	Abstain

2.	Approve, on an advisory (non-binding) basis, certain compensation that will or may be paid by Scripps to its named executive officers in connection with the merger.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 3.		For	Against	Abstain

3.	Approve the adjournment of the Scripps special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve Item 1 at the time of the Scripps special meeting or if a quorum is not present at the Scripps special meeting.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity. When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders:

The Notice and Proxy Statement is available at www.proxyvote.com.

Preliminary Form of Proxy

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E33721-Z71170-Z71168

PROXY FOR SHARES — SCRIPPS NETWORKS INTERACTIVE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints KENNETH W. LOWE, LORI A. HICKOK and CYNTHIA L. GIBSON, and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Special Meeting of Shareholders of Scripps Networks Interactive, Inc., to be held at 265 Brookview Centre Way, Suite 600, Knoxville, TN 37919, on Friday, November 17, 2017, at 10:00 a.m., local time, and any adjournment or adjournments thereof, and to vote thereat the number of Shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as specified on the reverse side.

The proxies will vote as specified on the reverse, or if a choice is not specified, they will vote FOR Items 1, 2 and 3.

Receipt of the Notice of Meeting of Shareholders and related Proxy Statement dated [TBD], 2017 is hereby acknowledged.

(Continued, and to be signed, on the other side.)